UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2016

Performance Food Group Company

(Exact name of registrant as specified in its charter)

Delaware	001-37578	43-1983182
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12500 West Creek Parkway Richmond, Virginia		23238
(Address of registrant’s principal executive office)		(Zip code)

(804) 484-7700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On May 17, 2016, Performance Food Group, Inc. (the “Company”), an indirect subsidiary of Performance Food Group Company, issued and sold $350.0 million aggregate principal amount of its 5.500% Senior Notes due 2024 (the “Notes”), which mature on June 1, 2024, pursuant to an indenture dated as of May 17, 2016, by and among the Company, PFGC, Inc., as parent guarantor (“PFGC”), the subsidiary guarantors named on the signature pages thereto (together with PFGC, the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”) (the “Indenture”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act.

The Notes were issued at 100.0% of their par value. The Notes bear interest at a rate of 5.500% per year, payable semi-annually in arrears. The Company’s obligations under the Notes are guaranteed on a senior unsecured basis by all of the Company’s existing and future material wholly-owned domestic restricted subsidiaries to the extent such subsidiaries guarantee indebtedness under the Company’s asset-based lending facility (the “ABL Facility”), the Company’s other capital markets debt securities or certain of the Company’s other indebtedness incurred under credit facilities. The Notes are not guaranteed by Performance Food Group Company.

The net proceeds from the offering of the Notes were used to repay all outstanding borrowings under the Company’s term loan facility and to terminate the term loan facility and to temporarily repay a portion of outstanding borrowings under the ABL Facility.

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which the Company does not apply the proceeds as required, the holders of the Notes will have the right to require the Company to make an offer to repurchase each holder’s Notes at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

The Company may redeem all or a part of the Notes at any time prior to June 1, 2019 at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus a make-whole premium and accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, beginning on June 1, 2019, the Company may redeem all or a part of the Notes at a redemption price equal to 102.750% of the principal amount redeemed. The redemption price decreases to 101.325% and 100.000% of the principal amount redeemed on June 1, 2020 and June 1, 2021, respectively. In addition, at any time prior to June 1, 2019, the Company may redeem up to 40% of the Notes from the proceeds of certain equity offerings at a redemption price equal to 105.500% of the principal amount thereof, plus accrued and unpaid interest.

The Notes contain covenants limiting, among other things, PFGC and its restricted subsidiaries’ ability to incur or guarantee additional debt or issue disqualified stock or preferred stock; pay dividends and make other distributions on, or redeem or repurchase, capital stock; make certain investments; incur certain liens; enter into transactions with affiliates; consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; create certain restrictions on the ability of PFGC’s restricted subsidiaries to make dividends or other payments to PFGC; designate restricted subsidiaries as unrestricted subsidiaries; and transfer or sell certain assets. These covenants are subject to a number of important exceptions and qualifications. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 8.01	Other Events.

On May 12, 2016, Performance Food Group Company issued a press release to announce that the Company had priced an offering of $350 million in aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On May 17, 2016, Performance Food Group Company issued a press release to announce that the Company had closed the offering of $350 million in aggregate principal amount of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of May 17, 2016, by and among Performance Food Group, Inc., PFGC, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 5.500% Senior Notes due 2024 (included in Exhibit 4.1).

99.1	Press Release, dated May 12, 2016.

99.2	Press Release, dated May 17, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY (Registrant)

Dated: May 17, 2016	By:	/s/ A. Brent King
	Name:	A. Brent King
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 17, 2016, by and among Performance Food Group, Inc., PFGC, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2	Form of 5.500% Senior Notes due 2024 (included in Exhibit 4.1).

99.1	Press Release, dated May 12, 2016

99.2	Press Release, dated May 17, 2016.